UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2011
TRONOX INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	1-32669	20-2868245

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 N.W. 150th Street
Oklahoma City, Oklahoma 73134
(Address of Principal Executive Offices, including Zip Code)
(405) 775-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     As previously reported, on January 12, 2009 (the “Petition Date”), Tronox Incorporated (the “Company” or “Tronox”), and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors’ chapter 11 cases were consolidated for the purpose of joint administration under the caption In re Tronox Incorporated, et al., Case No. 09-10156 (ALG) (the “Chapter 11 Cases”). On November 30, 2010 (the “Confirmation Date”), the Bankruptcy Court entered an order [Docket No. 2567] (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated November 5, 2010 (as amended and confirmed, the “Plan”).
     On February 14, 2011(the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective. The distributions of securities under the Plan described in this Current Report on Form 8-K was commenced on the Effective Date. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.
     This Current Report on Form 8-K is being filed solely with respect to the Company’s class A and class B common stock outstanding prior to the Effective Date, which were cancelled pursuant to the Plan. The Company currently has no classes of equity securities outstanding which are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 1.01 Entry into a Material Definitive Agreement.
Agreements Relating to the Debtors’ Securities
Warrant Agreement
     As of the Effective Date, the Company issued to existing holders of equity in the Company, warrants in two tranches, New Series A Warrants and New Series B Warrants (collectively, the “New Warrants”), to purchase up to an aggregate of 1,216,216 shares, or 7.5%, of the new common stock of the Company, par value $0.01 per share (the “New Common Stock”). In connection with the issuance of the New Warrants, the Company entered into a warrant agreement, dated as of the Effective Date (the “Warrant Agreement”), with Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A. (collectively, the “Warrant Agent”). Subject to the terms of the Warrant Agreement, the holders of Equity Interests (as defined in the Warrant Agreement) are entitled to purchase shares of New Common Stock at initial exercise prices of $62.13 per share for New Series A Warrants and $68.56 per share for the New Series B Warrants. The New Warrants have a seven-year term and will expire at 5:00 p.m., New York City time, on February 14, 2018. A holder may exercise the New Warrants by paying the applicable exercise price in cash or on a cashless basis. The New Warrants are freely transferable by the holder thereof.
     The number of shares of New Common Stock issuable upon exercise of the New Warrants and the exercise prices of the New Warrants will be adjusted in connection with any dividend or distribution of New Common Stock, assets or cash, or any subdivision, reclassification or combination of the New Common Stock, as set forth in the Warrant Agreement. Additionally, in the case of any reclassification or reorganization of the outstanding shares of New Common Stock, the holder of each New Warrant outstanding immediately prior to the occurrence of such reclassification or reorganization shall have the right to receive upon exercise of the applicable New Warrant, the kind and amount of stock, other securities, cash and/or assets that such holder would have received if such Warrant had been exercised.
     The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, a copy of which is attached as Exhibit 4.1 to this report and incorporated herein by reference.
Registration Rights Agreement
     On the Effective Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders of the Company party thereto.

Pursuant to the Registration Rights Agreement, among other things, the Company is required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13(a) of the Exchange Act, a registration statement for its New Common Stock prior to September 30, 2011 (the date on which the Company’s registration under the Exchange Act is effected is referred to as the “Registration Date”).
     Within fifteen (15) days after the Registration Date or earlier, the Company shall file with the SEC and shall use its commercially reasonable efforts to cause to be declared effective as promptly as practicable thereafter, a Registration Statement relating to all Registrable Securities (as defined in the Registration Rights Agreement), to provide for the sale by the holders thereof of the Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”).
     The Company is required to use commercially reasonable efforts to keep any registration statement filed continuously effective for certain periods of time from the date on which the SEC declares such registration statement effective, depending on the type of registration statement, or until such earlier date on which all Registrable Securities covered by such registration statement have been sold under such registration statement.
     In addition, subject to certain exceptions, if the Company proposes to register any of its securities, or proposes to offer any of its New Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), the Company is required, subject to certain conditions, to include all Registrable Securities with respect to which the Company has received written requests for inclusion.
     The rights of a holder of Registrable Securities may be transferred, assigned or otherwise conveyed on a pro rata basis to any transferee or assignee of such Registrable Equity Securities. The Company will be responsible for expenses relating to the registrations contemplated by the Registration Rights Agreement.
     The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter.
     The Registration Rights Agreement contains registration default provisions. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages to the applicable holders of Registrable Securities. Subject to certain conditions, as liquidated damages for a registration default the Company shall pay an amount equal to $.0054 multiplied by the number of Registrable Securities held by such holder for each day that a registration default is continuing and has not been cured subject to a cap for such liquidated damages of $2,000,000 in the aggregate.
     The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.
New Financing Agreements
     On the Effective Date, the Company and certain of its subsidiaries (i) entered into an asset-based revolving credit agreement (the “Revolver”), dated as of February 14, 2011, for a secured revolving credit facility with the lenders named therein and Wells Fargo Capital Finance, LLC, as administrative agent and (ii) extended the maturities on, and converted to an exit credit facility, its existing senior secured super-priority debtor-in-possession and exit credit and guaranty agreement, dated as of October 21, 2010 (the “Term Loan” and together with the Revolver, the “Debt Agreements”) for a secured term loan facility incurred by Tronox Worldwide LLC, with the lenders named therein and Goldman Sachs Lending Partners LLC, as administrative agent.
     The Revolver is an asset-based facility, subject to a borrowing base, with a commitment amount of $125.0 million guaranteed by the Company and each domestic subsidiary of Tronox Worldwide LLC. The borrower under the Revolver is Tronox LLC. Tronox LLC’s obligations under the Revolver are secured by a first priority interest in all of the receivables and inventory of Tronox Worldwide LLC and its subsidiaries (the “Revolver Collateral”) and a second priority security interest in the stock of Tronox Worldwide LLC and certain of its subsidiaries, all other assets of the Company and certain of its subsidiaries (the “Term Collateral”).

     The Term Loan is a secured $425.0 million facility guaranteed by the Company and each domestic subsidiary of the Tronox Worldwide LLC. The Term Loan is secured by a first priority security interest in all Term Collateral and a second priority security interest in the Revolving Collateral.
     The Term Loan requires the prepayment of loans with net cash proceeds received from certain asset sales, debt or equity issuances and/or recovery events, and with a portion of the annual excess cash flow of the Company. The Revolver requires the prepayment of loans with net cash proceeds received from certain asset sales and or certain environmental insurance receivables.
     Each Debt Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants, which limit our and our subsidiaries ability, among other things, subject to certain exceptions, to:
•	incur or guarantee indebtedness;

•	consummate asset sales, acquisitions or mergers;

•	make investments;

•	prepay other indebtedness;

•	enter into transactions with affiliates; and

•	pay dividends or repurchase stock.
     In addition, the Term Loan requires the Company and its domestic subsidiaries to maintain certain minimum levels of EBITDA to interest expense and maximum levels of indebtedness to EBITDA. The Revolver also requires the Company to maintain a minimum level of EBITDA to fixed charges during periods when excess borrowing availability is below a certain minimum threshold.
     The borrowings under the Term Loan and a portion of the availability under the Revolver were used on the Effective Date to fund certain obligations under the Plan. The Revolver is also available on a revolving basis to finance the working capital needs and general corporate purposes of the Company and its subsidiaries.
     The foregoing summary descriptions of the Debt Agreements and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Debt Agreements, copies of which are attached hereto as Exhibits 10.2 and 10.3 and the terms of which are incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     In accordance with the Plan, on the Effective Date all of the obligations of Tronox with respect to its 9.5% Senior Notes due 2012 and the indenture governing such notes were terminated and the notes issued under the indenture was cancelled.
     In connection with the Company’s reorganization and emergence from bankruptcy, all shares of the Company’s class A and class B common stock outstanding prior to the Effective Date (collectively, the “Old Common Stock”) were cancelled pursuant to the Plan. Accordingly, upon the Effective Date, the Company’s 2005 Long Term Incentive Plan in effect prior to the Effective Date, and all awards granted under such plan, was terminated.
Item 3.02 Unregistered Sales of Equity Securities
     On the Effective Date, all existing shares of Old Common Stock were cancelled pursuant to the Plan. In addition, on the Effective Date, the Company issued: (i) approximately 6.8 million shares of New Common Stock, distributed in connection with the Rights Offering, which was open to the holders of allowed general unsecured claims and allowed indirect environmental claims, as follows: (a) 6,765,992 shares of New Common Stock issued on accounts of rights that have been exercised in the Rights Offering, and (b) 53,865 shares of New Common Stock issued to the Backstop Parties on account of their backstop commitment; (ii) 545,589 shares of New Common Stock issued to the Backstop Parties as consideration for their commitment to backstop the Rights Offering; (iii) approximately 7.6 million shares of New Common Stock issued to the holders of allowed general unsecured allowed claims and allowed indirect environmental claims on account of such claims; (iv) 544,041 New Series A Warrants to purchase up to 544,041 shares of New Common Stock issued to the existing holders of equity in the Company; and; (v) 672,175 New Series B Warrants to purchase up to 672,175 shares of New Common Stock will be issued to the existing holders of equity in the Company. Based on the Plan and Confirmation Order from the Bankruptcy Court, the issuance of shares of New Common Stock (including pursuant to the Rights Offering) and the New Warrants described in this Item 3.02 (except for those securities issued to the Backstop Parties as consideration for their commitment to backstop the Rights Offering) are exempt from the registration requirements of the Securities Act, in reliance on Section 1145 of the Bankruptcy Code; any securities issued to the Backstop Parties as consideration for their commitment to backstop the Rights Offering will be issued without registration in reliance upon the exemption set forth in Section 4(2) of the Securities Act and will be “restricted securities.”
Item 3.03 Material Modification to Rights of Security Holders.
     The information set forth under “Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year” is incorporated by reference into this Item 3.03.
Item 5.02 Departure of Directors; Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors
     On the Effective Date, the following persons comprising the existing board of directors of the Company departed the Company’s board of directors in connection with the Company’s emergence from chapter 11 proceedings and pursuant to the Plan: Peter Kinnear, Bradley Richardson, Jerome Adams, Robert Agdern, David Birney and Michael McGovern.
Election of Directors
     As of the Effective Date, pursuant to the Plan, the new board of directors of the reorganized Company (the “New Board”) will initially consist of the following seven directors: Dennis L. Wanlass, Thomas J. Casey, Robert M. Gervis, Andrew P. Hines, Wayne A. Hinman, Ilan Kaufthal and Jeffry N. Quinn. The New Board’s committee structure is as follows:
•	Strategic Committee: Thomas J. Casey (Chair), Ilan Kaufthal, Dennis L. Wanlass

•	Audit Committee: Andrew P. Hines (Chair), Wayne A. Hinman, Ilan Kaufthal, Dennis L. Wanlass

•	Compensation Committee: Jeffry N. Quinn (Chair), Robert M. Gervis, Wayne A. Hinman, Dennis L. Wanlass

•	Corporate Governance & Nominating Committee: Robert M. Gervis (Chair), Wayne A. Hinman, Ilan Kaufthal
     Pursuant to the Plan, the New Board shall consist of seven (7) directors, including (a) the Chief Executive Officer of Reorganized Tronox Incorporated and (b) six other directors who each shall be an “independent director” within the meaning of the rules of the New York Stock Exchange. The members of the New Board were selected by the Backstop Parties in consultation with the Company and the official committee of unsecured creditors, and subject to background checks reasonably satisfactory to Tronox and the Creditors’ Committee, with the official committee of unsecured creditors having unconditional veto rights with respect to the selection of two of the directors.

Tronox Incorporated 2010 Management Equity Incentive Plan
     In accordance with the Plan, the Tronox Incorporated 2010 Management Equity Incentive Plan (the “2010 Equity Plan”) became effective on the Effective Date. The 2010 Equity Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, performance units, performance shares and other performance awards, restricted stock units and restricted stock, and other awards valued in whole or in part by reference to, or otherwise based on, the stock of the Company. Directors, officers and other employees of the Company and its subsidiaries or affiliates, as well as others performing services for the Company and its subsidiaries or affiliates, will be eligible for grants under the 2010 Equity Plan. The purpose of the 2010 Equity Plan is to provide incentives that will attract, retain and motivate highly competent officers, directors, employees, independent contractors and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their personal responsibilities. The following is a summary of the material terms of the 2010 Equity Plan, but does not include all of the provisions of the 2010 Equity Plan. Capitalized terms used but not defined within this section have the meanings set forth in the 2010 Equity Plan.
     Administration
     The 2010 Equity Plan is administered by a committee designated by the board of directors. Among the committee’s powers are to determine the form, amount and other terms and conditions of awards, clarify, construe or resolve any ambiguity in any provision of the 2010 Equity Plan or any award agreement, amend the terms of outstanding awards and adopt such rules, forms, instruments and guidelines for administering the 2010 Equity Plan as it deems necessary or appropriate. All actions, interpretations and determinations by the committee or by the board of directors are final and binding.
     Available Shares
     The aggregate number of shares of common stock which may be issued under the 2010 Equity Plan or with respect to which awards may be granted may not exceed 1,200,000 shares, which may be either authorized and unissued shares of the Company’s common stock or shares of common stock held in or acquired for the Company’s treasury. In general, if awards under the 2010 Equity Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the 2010 Equity Plan. The aggregate number of shares subject to restricted stock, restricted stock units and certain other stock-based awards granted under the 2010 Equity Plan at any time may not exceed 360,000 shares and the aggregate fair market value of shares underlying incentive stock options granted to a single participant during any calendar year under the 2010 Equity Plan may not exceed $100,000.
     Eligibility for Participation
     Members of the board of directors, as well as employees and independent contractors of, and advisors to, the Company or any of its subsidiaries and affiliates are eligible to receive awards under the 2010 Equity Plan. The selection of participants is within the sole discretion of the committee.
     Award Agreement
     Awards granted under the 2010 Equity Plan will be evidenced by award agreements providing additional terms, conditions, restrictions and/or limitations covering the grant of the award, as determined by the committee in its sole discretion.
     Awards Under the 2010 Equity Plan
     The following types of awards are available under the 2010 Equity Plan:
     Stock Options

     The committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of common stock. The committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option granted to a 10% stockholder may have an exercise price less than 110% of the fair market value of a share of common stock at the time of grant. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the committee at grant and the exercisability of such options may be accelerated by the committee in its sole discretion.
     Stock Appreciation Rights
     The committee may grant stock appreciation rights (which are referred to herein as “SARs”) either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (a “Related SAR”), or independent of a stock option. A SAR is a right to receive a payment in shares of common stock or cash equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the base price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years, provided that the expiration date of a Related SAR shall not be later than the expiration date of the related option. The base price per share covered by a SAR will be the exercise price per share of the related option in the case of a Related SAR.
     Restricted Stock and Restricted Stock Units
     The committee may award shares of restricted stock and restricted stock units. Except as otherwise provided by the committee, upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to sell or transfer such shares. The committee may determine at the time of award that the payment of dividends or other distributions, if any, will be subject to the same vesting requirements as the underlying award and deferred until the expiration of the applicable restriction period. The terms applicable to an award of restricted stock or restricted stock units will be determined by the committee in its sole discretion, including, without limitation, the number of shares or units to be granted, the price, if any, to be paid for such shares or units, the period of restriction applicable to such award and, with respect to restricted stock units, whether such restricted stock units will be settled in shares, cash or a combination thereof.
     Other Stock-Based Awards
     The committee may, in its discretion, grant other stock-based awards that are payable in, valued in whole or in part by reference to, or otherwise based upon or related to the Company’s common stock, including shares awarded purely as a bonus and not subject to any restrictions, shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or it subsidiaries, performance units, dividend equivalent units, stock equivalent units and deferred stock units. The terms applicable to any such stock-based award, including the vesting schedule and the exercise price for such an award, if any, will be determined by the committee in its sole discretion.
     Performance Awards
     The committee may grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, as determined by the committee, in its sole discretion. The committee will establish the value or range of value of any performance award, the form in which it will be paid and the date(s) or timing of any payments made pursuant to such an award.
     These awards may be granted, vest and be paid based on attainment of specified performance goals established by the committee. These performance goals will be based on one or more of the following criteria selected by the committee: (i) revenue, (ii) earnings per share, (iii) net income per share, (iv) share price, (v) pre-tax profits, (vi) net earnings, (vii) net income, (viii) operating income, (ix) cash flow, (x) EBITDA, (xi) earnings before interest and taxes, (xii) sales, (xiii) total stockholder return relative to assets, (xiv) total stockholder return relative to peers, (xv) financial returns, (xvi) cost reduction targets, (xvii) customer satisfaction, (xviii) customer growth, (xix) employee satisfaction, (xx) gross margin, (xxi) revenue growth, (xxii) market share, (xxiii) book value per share, (xxiv) expenses and expense ratio management, (xxv) system-wide sales or system-wide sales growth, (xxvi) traffic or customer counts, (xxvii) new product sales, or (xxviii) any combination thereof and such other criteria as the committee may determine. Performance objectives may be in respect of: (a) the performance of the Company, (b) the performance of any of its subsidiaries or affiliates, or (c) the performance of any of its divisions or business units. The committee may also include or exclude items from the foregoing criteria as it deems necessary, including, but not limited to, extraordinary, unusual or non-recurring items, expenses for restructuring, and acquisition expenses and may adjust previously established performance goals to reflect major unforeseen events.
     Termination of Service
     Unless otherwise determined by the committee or as set forth in an applicable award agreement, upon the termination of a participant’s service with the Company and its affiliates, all vested and exercisable options and SARs held by the participant at the time of such termination may be exercised by the participant or such participant’s estate, as applicable, as follows, but in no event beyond the expiration of the stated term of such options or SARs: (i) within the one-year period following a termination of the participant’s service by reason of death or Disability, and (ii) within the 90-day period following a termination of the participant’s service by the Company without Cause or by the participant for any reason. If a participant’s service is terminated by the Company for Cause, all options or SARs held by such participant, whether vested or unvested, will terminate and expire as of the date of such termination. All unvested options and SARs held by a participant will terminate as of the date of the termination of such participant’s service with the Company for any reason. Unless otherwise determined by the committee or as set forth in an applicable award agreement, upon the termination of a participant’s service with the Company and its affiliates for any reason, all shares of restricted stock and restricted stock units that are still subject to restrictions, as well as all unvested performance awards and other stock-based awards, shall be forfeited.
     Change in Control
     In connection with a Change in Control, the committee may provide for the vesting of all awards. In addition, the board of directors can unilaterally implement and/or negotiate a procedure with any party to the Change in Control such that all unexercised options may be cashed out for an amount equal to the excess of the price of a share of common stock paid in the Change in Control over the exercise price of the award(s).
     Stockholder Rights
     Except as otherwise provided with respect to awards of restricted stock and restricted stock units, a participant has no rights as a stockholder with respect to shares of common stock covered by any award until the participant becomes the record holder of such shares.
     Amendment and Termination
     The board of directors may at any time amend, suspend or terminate any or all of the provisions of the 2010 Equity Plan, subject to any requirement of stockholder approval required by applicable law; provided, however, that the board of directors may make any amendment necessary to avoid the imposition of any taxes under Section 409A of the Internal Revenue Code of 1986, as amended, without stockholder approval. Subject to the foregoing, the amendment, suspension or termination of the 2010 Equity Plan may not, without the consent of a participant, materially adversely alter or impair any rights or obligations under any award granted to such participant.
     Transferability
     Awards granted under the 2010 Equity Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that a participant may transfer, without consideration, awards other than incentive stock options to certain family members, to a trust for the exclusive benefit of such family members, or to a partnership or limited liability company, the partners or members of which are exclusively such family members.

     The foregoing description of the 2010 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.4 to this report and incorporated herein by reference.
Emergence Awards
     The Employment Agreements, as described below, provide for a restricted stock award of 84,933, 42,467, 35,081, and 22,157 shares to each of Messrs. Wanlass, Romano, Foster and Gibney, respectively, to be granted to such executives within 10 days following the Effective Date (the “Emergence Awards”). The Emergence Awards will be granted pursuant to, and will be subject to the terms and provisions of, the 2010 Equity Plan, as described above.
     The shares of restricted stock underlying each Emergence Award will vest in 12 pro-rata equal installments on the last day of each calendar quarter during the 3-year period following the Effective Date, provided that the executive is then employed by the Company and/or one of its subsidiaries or affiliates on each such vesting date. If the executive’s employment is terminated by the Company without Cause, by the executive for Good Reason or due to the executive’s death or Disability (as such terms are defined in the Employment Agreements), 50% of all remaining unvested shares of restricted stock will immediately become vested upon such termination. If, upon or within 100 days prior to the date of announcement by the Company of a transaction that would constitute a Change in Control (as such term is defined in the 2010 Equity Plan), the executive’s employment is terminated by the Company without Cause, by the executive for Good Reason or due to the executive’s death or Disability, 100% of all remaining unvested shares of restricted stock will immediately become vested as of such termination, subject to and conditioned upon the consummation of the Change in Control transaction. Upon a Change in Control, 100% of all remaining unvested shares of restricted stock will immediately become vested, provided the executive is continuously employed by the Company or its subsidiaries through the date of such Change in Control. All unvested shares of restricted stock (determined after giving effect to any provision for accelerated vesting, as described above) will be immediately forfeited upon the termination of the executive’s employment for any reason.
     The executives will be entitled to receive all dividends and other distributions paid with respect to the shares of restricted stock underlying the Emergence Awards, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying shares of restricted stock and will be paid (or forfeited) at the time the restricted stock becomes vested (or forfeited). The executives may exercise full voting rights with respect to the shares of restricted stock underlying the Emergence Awards.
Employment Agreements
     Pursuant to the Plan, on the Effective Date, the Company entered into new employment agreements with each of Messrs. Wanlass, Romano, Foster and Gibney (the “Employment Agreements”). The Employment Agreements provide for the continued employment of Mr. Wanlass as the Chief Executive Officer, Mr. Romano as Executive Vice President, Mr. Foster as Vice President and General Counsel and Mr. Gibney as Vice President, Administration and Materials Procurement, in each case, for a term beginning on the Effective Date and continuing until December 31, 2015 (the “Employment Term”). Employment may be terminated during the Employment Term by an executive with or without Good Reason or by the Company upon an executive’s death, disability, or termination with or without Cause. Capitalized terms used but not defined within this section have the meanings set forth in the Employment Agreements.
     The Employment Agreements provide for an annual base salary of $775,000, $360,000, $330,000, and $300,000 for each of Messrs. Wanlass, Romano, Foster and Gibney, respectively. The Employment Agreements also provide that, for the 2010 fiscal year, the executives will be eligible for a cash performance bonus under the Company’s 2010 Cash Incentive Plan, subject to achievement of the specified performance targets, and that thereafter the executives will be paid an annual cash performance bonus (an “Annual Bonus”) in respect of each fiscal year that ends during the Employment Term, to the extent earned based on performance against objective performance criteria. The annual bonus opportunity will be 100%, 65%, 50%, and 50% of base salary for each of Messrs. Wanlass, Romano, Foster and Gibney, respectively, for the 2011 fiscal year, and will be set by the

Company’s Compensation Committee for each fiscal year thereafter. The Employment Agreements also entitle the executives, during the Employment Term, to paid vacation in accordance with the applicable policies of the Company, and to participate in such medical, dental and life insurance, retirement and other plans as the Company may have or establish from time to time on terms and conditions applicable to other senior executives of the Company generally.
     The Employment Agreements also provide for the grant of an Emergence Award to each of Messrs. Wanlass, Romano, Foster and Gibney, respectively, as described above. In addition, commencing in 2011 and each year thereafter during the Employment Term, the executives will be eligible to receive annually a grant of an equity-based award under the 2010 Equity Plan as determined by the Company’s Compensation Committee.
     If an executive’s employment is terminated by reason of death or Disability, the Company will pay the executive (i) all accrued benefits under his Employment Agreement and (ii) a lump sum payment of an amount equal to a pro rata portion (based upon the number of days the executive was employed during the calendar year in which the date of termination occurs) of the Annual Bonus that would have been paid to the executive if he had remained employed based on actual performance. If an executive’s employment is terminated by the Company for Cause, by the executive without Good Reason, or as a result of the expiration of the Employment Term, the Company will pay the executive all accrued benefits. If an executive’s employment is terminated by the Company without Cause or by the executive with Good Reason, the Company will pay the executive: (i) all accrued benefits; (ii) a lump sum payment of an amount equal to a pro rata portion of the Annual Bonus that would have been paid to the executive if he had remained employed based on actual performance; (iii) a lump sum payment of an amount equal to the product of (x) 2.0, for Mr. Wanlass or 1.0 for each of Messrs. Romano, Foster and Gibney, respectively, and (y) the sum of the executive’s base salary and target bonus. In addition, the executive and his covered dependents will be entitled to continued participation on the same terms and conditions as applicable immediately prior to the executive’s date of termination for the 18 month period for Mr. Wanlass and the one year period for each of Messrs. Romano, Foster and Gibney, respectively, following the date of termination in such medical, dental, and hospitalization insurance coverage in which the executive and his eligible dependents were participating immediately prior to the date of termination. All amounts payable under the Employment Agreements beyond the accrued benefits are subject to the executive’s execution of a release of claims in favor of the Company.
     If an executive is terminated by the Company, other than for Cause or due to death or Disability, or the executive resigns for Good Reason, during the 12 month period after a Change in Control, then the executive will receive the benefits otherwise payable in connection with a termination by the Company without Cause or by the executive with Good Reason, except that (I) the lump sum payment described in subpart (iii) above will be equal to the product of (x) 3.0, in the case of Mr. Wanlass, or 2.0, in the case of Messrs. Romano, Foster and Gibney, respectively, and (y) the sum of the executive’s base salary and target bonus and (II) each executive will be entitled to 18 months of continued participation in the Company’s benefit plans.
     In addition, the Employment Agreements provide for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that during the executive’s employment with the Company and for a period of 12 months thereafter the executive will not compete with the Company or solicit the Company’s employees, and (iv) a mutual agreement between the executive and the Company that during the executive’s employment with the Company and for a period of two years thereafter the executive will not disparage the Company or its directors and executive officers, and the Company, as well as its employees, executive officers and members of the board of directors will not disparage the executive.
Director Compensation
     Pursuant to the Plan, for the one-year period following the Effective Date, non-employee directors of the board of directors will be compensated in accordance with the Company’s 2011 Post-Emergence Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, all non-employees directors are entitled to an annual cash retainer of $70,000 for service on the board of directors payable quarterly, plus additional cash compensation payable quarterly as follows:
•	The chairman of the board of directors will receive an additional annual retainer of $50,000;

•	The chairman of the Audit Committee will receive an additional annual retainer of $50,000;

•	Each co-chairman of the Strategic Committee will receive an additional annual retainer of $30,000;

•	The chairman of the Compensation Committee will receive an additional annual retainer of $20,000;

•	The chairman of each of the Governance Committee, Nominating Committee or another committee established by the board of directors, respectively, will receive an additional annual retainer of $20,000; and

•	A committee member of each of the Audit Committee, Strategic Committee, Compensation Committee, Governance Committee, Nominating Committee or another committee established by the board of directors, respectively, who is not serving as chairman of such committee, will receive an additional annual retainer of $15,000.
     In addition, the Director Compensation Policy provides that within 60 days following the Effective Date, non-employee directors will be entitled to receive a grant of restricted stock under the terms of the 2010 Equity Plan with a value equal to $70,000, determined by dividing $70,000 by the average of the ten day trading price of the Company’s stock for the ten day period commencing on the 20th trading day following the Effective Date and rounding down to the nearest full share. Such grant of restricted stock will vest in 4 pro-rata equal installments on the last day of each calendar quarter during the one-year period following the Effective Date, provided that the non-employee director is then providing services to the board of directors on each such vesting date. The Director Compensation Policy also provides that within 30 days of the Effective Date, non-employee directors will receive a grant of 2,500 shares of restricted stock to be granted under the 2010 Equity Plan. Such grant of restricted stock will vest in 12 pro-rata equal installments on the last day of each calendar quarter that ends following the Effective Date, provided that the non-employee director is then providing services to the board of directors on each such vesting date.
     Additionally, non-employee directors will be entitled to receive a grant of restricted stock under the 2010 Equity Plan consisting of the following, provided that a portion of the restricted stock award that has not vested is subject to forfeiture commencing in calendar year 2014 upon a majority vote of the Company’s shareholders:
•	The chairman of the board of directors will receive 6,500 shares;

•	Each co-chairman of the Strategic Committee, who is not serving as chairman of the board of directors, will receive 6,500 shares;

•	The chairman of the Audit Committee, if he or she is not serving as chairman of the board of directors or chairman of the Strategic Committee, will receive 4,500 shares; and

•	All non-employee directors, other than the chairman of the board of directors and the chairmen of the Strategic Committee and Audit Committee, will receive 3,500 shares.
The foregoing grants of restricted stock will be subject to the following vesting schedule, provided that the non-employee director is then providing services to the board of directors on each such vesting date: (i) 12.5% of the restricted stock shall vest on December 31, 2011, (ii) 12.5% of the restricted stock shall vest on December 31, 2012, (iii) 12.5% of the restricted stock shall vest on December 31, 2013, (iv) 20% of the restricted stock shall vest on December 31, 2014, and (v) 42.5% of the restricted stock shall vest on December 31, 2015, provided, that all unvested shares of restricted stock shall immediately vest upon the consummation of a Change in Control of the Company, as defined in the 2010 Equity Plan.
     The Director Compensation Policy is attached hereto as Exhibit 10.5 and incorporated herein by reference.
2010 Cash Incentive Plan

     The Plan also approved the terms of Tronox LLC’s 2010 Cash Incentive Plan (the “2010 CIP”). Pursuant to the 2010 CIP, participants that are selected by the Company’s Compensation Committee will be entitled to receive a cash bonus upon the achievement of specified performance metrics to be determined by the Compensation Committee. In addition, the 2010 CIP provides that for the 2010 performance year, in accordance with the terms of the Employment Agreements, Messrs. Wanlass, Romano, Foster and Gibney will be entitled to a cash performance bonus equal to 100%, 65%, 50%, and 50% of base salary, respectively, based upon the Company’s achievement of specified levels of EBITDAR (as defined in the 2010 CIP). The 2010 CIP is attached hereto as Exhibit 10.6 and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In accordance with the Plan, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Each of the Company’s Amended and Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) and By-Laws (the “Amended By-Laws”) became effective on the Effective Date.
     Under the Amended Certificate of Incorporation, the total number of all shares of capital stock which the Company is authorized to issue is established at 125 million shares, consisting of 100 million shares of New Common Stock and 25 million shares of preferred stock, par value $0.01 per share.
     Under the Amended By-Laws, the number of directors to serve on the Company’s board is initially set at seven and may be changed from time to time by vote of a majority of the directors. The board is no longer classified into three classes.
     The foregoing descriptions of the Amended Certificate of Incorporation and Amended By-laws are qualified in its entirety by reference to the full text of these documents, which are attached as Exhibit 3.1 and 3.2 to this report and incorporated herein by reference.
Item 8.01. Other Events
     On February 14, 2011, the Company announced that it had consummated the Plan. A copy of the press release announcing the effectiveness of the Plan and the Company’s emergence from chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Tronox Incorporated

3.2	By-Laws of Tronox Incorporated

4.1	Warrant Agreement, dated as of February 14, 2011, by and between Tronox Incorporated, Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A.

10.1	Registration Rights Agreement, dated as of February 14, 2011, by and among Tronox Incorporated and certain stockholders listed therein.

10.2	Credit Agreement, dated as of February 14, 2011, by and among Tronox LLC, certain guarantors party thereto (including Tronox Incorporated), certain lenders party thereto and Wells Fargo Capital Finance, LLC, as agent for the lenders

10.3	Senior Secured Super-Priority Debtor-In-Possession and Exit Credit and Guaranty Agreement, dated as of October 21, 2010, by and among Tronox Incorporated, Tronox Worldwide LLC, certain guarantors party thereto, certain lenders party thereto and Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner, syndication agent, administrative agent and collateral agent

10.4	Tronox Incorporated 2010 Management Equity Incentive Plan

Exhibit No.	Description

10.5	Tronox Incorporated 2011 Post-Emergence Non-Employee Director Compensation Policy

10.6	Tronox LLC 2010 Cash Incentive Plan

99.1	Press release, dated February 14, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRONOX INCORPORATED

Date: February 24, 2011

	By:	/s/ Michael J. Foster Name: Michael J. Foster
Title: Vice President, Secretary and
General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Tronox Incorporated

3.2	By-Laws of Tronox Incorporated

4.1	Warrant Agreement, dated as of February 14, 2011, by and between Tronox Incorporated, Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A.

10.1	Registration Rights Agreement, dated as of February 14, 2011, by and among Tronox Incorporated and certain stockholders listed therein.

10.2	Credit Agreement, dated as of February 14, 2011, by and among Tronox LLC, certain guarantors party thereto (including Tronox Incorporated), certain lenders party thereto and Wells Fargo Capital Finance, LLC, as agent for the lenders

10.3	Senior Secured Super-Priority Debtor-In-Possession and Exit Credit and Guaranty Agreement, dated as of October 21, 2010, by and among Tronox Incorporated, Tronox Worldwide LLC, certain guarantors party thereto, certain lenders party thereto and Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner, syndication agent, administrative agent and collateral agent

10.4	Tronox Incorporated 2010 Management Equity Incentive Plan

10.5	Tronox Incorporated 2011 Post-Emergence Non-Employee Director Compensation Policy

10.6	Tronox LLC 2010 Cash Incentive Plan

99.1	Press release, dated February 14, 2011